UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 3)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 13, 2010
CONVERTED ORGANICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON,		02110
MASSACHUSETTS

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 617-624-0111
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          On July 7, 2010, Converted Organics Inc., a Delaware corporation (“COIN”), filed a Current Report on Form 8-K to report that on July 6, 2010, a Membership Interest Purchase Agreement (the “Purchase Agreement”) was entered into by and among COIN, TerraSphere, Inc. a newly formed Delaware corporation and wholly-owned subsidiary of COIN, TerraSphere Systems, LLC, a Massachusetts limited liability company (“TerraSphere”) and the individuals owners of TerraSphere. On July 14, 2010, COIN filed Amendment No. 2 to the Form 8-K to include the historical financial statements of TerraSphere and the pro forma financial information relating to COIN’s potential acquisition of TerraSphere.
          The purpose of this Amendment No. 3 to the Form 8-K is to update the previously provided financial statements of the business acquired and pro forma financial information to comply with the age of financial statements requirements under the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder. Except as described herein, the information contained in the previous Form 8-K filing has not been updated or amended.
Item 9.01 Financial Statement and Exhibits.
(a)	Financial statements of businesses acquired.
     The unaudited consolidated financial statements of TerraSphere Systems LLC as of June 30, 2010 and for the three and six month periods ended June 30, 2010 and 2009, are filed in Exhibit 99.1 hereto.
(b)	Pro forma financial information.
     The unaudited pro forma consolidated financial information with respect to the transaction described is filed in Exhibit 99.1 hereto.
(c)	Not applicable.

(d)	Exhibits.
          99.1 Unaudited pro forma consolidated combined consolidated financial information of Converted Organics Inc. and unaudited consolidated financial statements of TerraSphere Systems LLC as of June 30, 2010 and for the three and six month periods ended June 30, 2010 and 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
August 17, 2010	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	President and CEO

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